UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

NEOS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37508	27-0395455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2940 N. Highway 360 Grand Prairie, TX	75050
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 408-1300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NEOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into Material Definitive Agreement

Merger Agreement

On December 10, 2020, Aytu BioScience, Inc. (“Aytu”) and Neutron Acquisition Sub, Inc., a wholly owned subsidiary of Aytu (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Neos Therapeutics, Inc. (“Neos”). The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Neos, with Neos surviving as a wholly owned subsidiary of Aytu (the “Merger”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement.

In the Merger, each share of Neos common stock issued and outstanding immediately prior to the effective time of the Merger (excluding any Excluded Shares) will automatically be converted into the right to receive (1) 0.1088 shares of Aytu common stock (the “Exchange Ratio”) (provided that the Exchange Ratio is subject to adjustment with respect to the Bridge Note Adjustment (as defined below)) and (2) any cash in lieu of fractional shares of Aytu common stock.

Completion of the Merger is subject to customary closing conditions, including (1) the adoption of the Merger Agreement by a majority of the holders of the outstanding shares of Neos common stock, (2) approval of the issuance of Aytu common stock by a majority of the votes cast by Aytu stockholders on the matter, (3) that the conditions to the Debt Facility Letters (as defined below) have been satisfied as of the time of closing, and that the lenders do not dispute the satisfaction thereof, (4) accuracy of each party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (5) the absence of a material adverse effect of either party and (6) compliance in all material respects with each party’s obligations under the Merger Agreement and certain other conditions.

Either Neos or Aytu may terminate the Merger Agreement in certain circumstances, including if (1) the Merger is not completed on or before September 10, 2021 (the “Outside Date”), (2) Neos’ stockholders fail to adopt the Merger Agreement, (3) Aytu’s stockholders fail to approve the issuance of Aytu common stock in connection with the Merger, (4) a governmental authority of competent jurisdiction has issued a final nonappealable governmental order prohibiting the Merger, (5) the other party breaches its representations, warranties or covenants in the Merger Agreement, in each case such that the conditions would not be satisfied and such breach cannot be or, if curable, has not been cured by the earlier of (i) the Outside Date and (ii) twenty (20) days after the giving of written notice to the other party of such breach or failure, (6) prior to the receipt of the Parent Stockholder Approval, or the Company Stockholder Approval, as applicable, (i) Aytu or Neos has effected a Parent Adverse Recommendation Change, or a Company Adverse Recommendation Change, as applicable, or (ii) either party shall have committed a material breach of its obligations under its non-solicit obligations, or (7) subject to compliance with specified process and notice requirements, contained in the Merger Agreement, Aytu or Neos has effected a Parent Adverse Recommendation Change, or a Company Adverse Recommendation Change, as applicable, and Aytu or Neos, as applicable, substantially concurrently enters into a definitive agreement providing for a Parent Superior Proposal, or a Company Superior Proposal, as applicable. In the event of a termination of the Merger Agreement by Aytu or Neos under various specified circumstances, a party may be required to pay the other party a termination fee equal to $2,000,000.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Important Statement Regarding the Merger Agreement

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Aytu, Merger Sub, Neos or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by Aytu and Merger Sub, on the one hand, and by Neos, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered by each party in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between Aytu and Merger Sub, on the one hand, and Neos, on the other hand. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about Aytu or Neos at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Aytu’s or Neos’ public disclosures. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Aytu, Neos, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of Neos and Aytu and a prospectus of Aytu, as well as in the Forms 10-K, Forms 10-Q and other filings that each of Aytu and Neos make with the Securities and Exchange Commission (the “SEC”).

Voting Agreements

In connection with the execution and delivery of the Merger Agreement, certain stockholders of Aytu and Neos holding approximately 2% and 1%, respectively, of the companies’ outstanding voting shares entered into voting agreements with Neos (the “Aytu Stockholder Voting Agreements”) and Aytu, as applicable (the “Neos Stockholder Voting Agreements” and, together with the Aytu Stockholder Voting Agreements, the “Voting Agreements”).

Pursuant to the Voting Agreements, each of the stockholders of Aytu and Neos, as applicable, have agreed, among other things, to vote their shares of Aytu common stock, or Neos common stock, as applicable, that such stockholder owns in favor of the issuance of shares of Aytu common stock in connection with the Merger, or the adoption of the Merger Agreement, as applicable.

Each Voting Agreement contains restrictions on transfer that, subject to limited exceptions, prevent each stockholder from transferring their shares of Aytu’s or Neos’ common stock, as applicable.  Each Voting Agreement will terminate upon the earliest to occur of (1) the effective time of the Merger, (2) the termination of the Merger Agreement in accordance with its terms and (3) such date and time as any amendment or change to the Merger Agreement is effected without such stockholder’s prior written consent that materially and adversely affects such stockholder.

The foregoing description of the Voting Agreements is not complete and is qualified in its entirety by reference to the form of Aytu Stockholder Voting Agreement and the form of Neos Stockholder Voting Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Bridge Financing

In connection with the execution of the Merger Agreement, Aytu and Neos have entered into a Commitment Letter (the “Bridge Commitment Letter”) and an Unsecured Convertible Promissory Note (the “Promissory Note”) for Aytu to provide financing to Neos under an unsecured convertible note, in an aggregate amount of up to $5,000,000, subject to receipt of approval from The Nasdaq Stock Market with respect to the convertible note and the transactions contemplated therein.   Interest accrues on the principal amount outstanding under the note at a rate of 6.0% per annum, compounding monthly beginning in January 2021. If an event of default has occurred and is continuing, the interest rate then in effect will be increased by 2.0% per annum, and all overdue obligations under the note will bear interest at the interest rate in effect at such time plus the additional 2.0% per annum. Aytu’s rights under the note, including rights to payment, are subordinated to the rights of Neos’s existing senior lenders. The maturity date of the note is the earlier of the acceleration of the obligations evidenced thereby and November 7, 2022.

If drawn down on, the convertible note will be cancelled in the event the Merger is consummated.  If the Merger is not consummated and the Merger Agreement is terminated, at any time beginning 30 days following such termination, Aytu will have the right to elect to convert principal and accrued interest amounts outstanding under the note at a conversion price equal to the greater of $.50 per Neos share or 90% of Neos’ then current share price (calculated based on a volume weighted average price per share for the thirty (30) trading days immediately preceeding).  Aytu’s ability to convert the note is subject to a customary exchange cap, under which no shares may be issued by Neos to the extent such issuance (together with all previous issuances under the note) would exceed 19.9% of Neos’s outstanding common stock as of the date the note is issued. Alternatively, at Aytu’s option, it may acquire shares in excess of such exchange cap if it elects to increase the conversion price with respect to any given conversion such that Nasdaq would deem such conversion price to be at least the Minimum Price for purposes of Nasdaq listing Rule 5635(d). In addition, Aytu may not acquire common stock upon conversion of the note to the extent such acquisition would result in Aytu’s beneficial ownership of Neos’s common stock exceeding 9.985% of Neos’s total outstanding shares of common stock at such time.

The issuance of the convertible note and the conversion of the shares of Neos’s common stock thereunder will occur as a private placement of securities. As a result, the shares issuable upon conversion of the note may be restricted from resale unless such shares have been registered for resale under the Securities Act or an exemption exists for such resale. The Bridge Commitment Letter and Promissory Note also contemplates that Aytu and Neos will prepare, negotiate and enter into a registration rights agreement to register the resale of the conversion shares under the notes. Under such registration rights agreement, within 30 days from the termination of the Merger Agreement for any reason, Neos will use best efforts to register the conversion shares for resale and cause such registration statement to be declared effective by the SEC within 75 days following the filing of such registration statement. If the registration statement is not declared effective by such deadline or its effectiveness not maintained, Neos will pay Aytu an additional amount of its common stock (or cash if such issuance of common stock is not permitted under Nasdaq rules) equal to 3% of the common stock covered under the registration statement for each 30-day period the registration statement is not declared effective after the deadline. In addition, if the registration statement is not effective or available to use prior to such time that Aytu can sell all of the common stock covered by the registration statement under Rule 144 without regard to volume limitations, Neos will pay Aytu an additional amount of common stock (or cash if such issuance common stock is not permitted under Nasdaq rules) equal to 3% of the remaining unsold amount of common stock covered under the registration statement for each 30-day period that the registration statement is not available to use. The registration rights agreement will also include a covenant prohibiting Neos from issuing equity or convertible securities from the date the convertible note is issued until 30 days after the date the registration statement is declared effective, subject to certain exceptions.

In addition, in the event that Neos draws down on the convertible note, the Exchange Ratio will be adjusted downward by an amount equal to 0.00011 for every $100,000 of bridge financing funded by Aytu under the convertible note (the “Bridge Note Adjustment”).

The foregoing description of the Bridge Commitment Letter and the Promissory Note is not complete and is qualified in its entirety by reference to the Bridge Commitment Letter and the Promissory Note, which are filed as Exhibits 10.3 and 10.4 hereto, respectively and are incorporated herein by reference.

Debt Facility Letters

In connection with the execution of the Merger Agreement, Aytu, Neos and the lenders (“Deerfield Lenders”) under the Facility Agreement, dated as of May 11, 2016 (the “Deerfield Facility Agreement”) by and among Neos and the lenders party thereto, have entered into a Letter re: Consent and Modifications to Loan Documents (the “Deerfield Consent Letter”). Pursuant to the Deerfield Consent Letter, Deerfield Lenders have agreed to consent to the issuance of the convertible note described above, and, if the Merger is consummated, to permit the Merger and waive certain defaults that would otherwise result after giving effect thereto and to waive permanently defaults related to “going concern” qualifications to Neos’ financial statements, which consents and agreements are conditioned upon, among other things, (i) Aytu and its subsidiaries providing a senior secured guarantee (including customary affirmative and negative covenants) in support of the repayment of the obligations owed by Neos under the Deerfield Facility Agreement upon closing of the Merger (the “Closing Date”), (ii) entering into certain joinder documents and amendments to the Deerfield Facility Agreement on the Closing Date in order to effectuate such guaranties and grant of security interests, (iii) prepayment of $15,000,000 of the principal of the loan under the Deerfield Facility Agreement on the Closing Date in lieu of payment of the same on May 11, 2021, and (iv) certain other modifications to the Deerfield Facility Agreement to reflect the consummation of the Merger and the status of Neos as a wholly-owned subsidiary of Aytu.  Such modifications also include the elimination of the right of the Deerfield Lenders to convert outstanding amounts of the loans into conversion shares and Neos’ rights to make payments to Deerfield Lenders in the form of shares of common stock.

The foregoing description of the Deerfield Consent Letter is not complete and is qualified in its entirety by reference to the Deerfield Consent Letter, which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, Aytu, Neos and Encina Business Credit, LLC (“Encina”) have entered into a Commitment Letter (the “Encina Commitment Letter”) in connection with the Loan and Security Agreement, dated as of October 2, 2019 (the “Encina Loan Agreement”), by and among Neos, certain affiliates of Neos party thereto and Encina. Pursuant to the Encina Commitment Letter, Encina has agreed to consent to the Merger and the issuance of the convertible note described above and, if the Merger is consummated, to waive permanently defaults related to “going concern” qualifications to Neos’ audited financial statements for the year ending December 31, 2020 and to waive certain defaults that would otherwise result after giving effect thereto and make certain other modifications to the Encina Loan Agreement to reflect the consummation of the Merger and the status of Neos as a wholly-owned subsidiary of Aytu.

The foregoing description of the Encina Commitment Letter is not complete and is qualified in its entirety by reference to the Encina Commitment Letter, which is filed as Exhibit 10.7 hereto, and is incorporated herein by reference.

Limited Waivers

As previously disclosed, our financial statements for the period ended June 30, 2020 and September 30, 2020 (the “Subject Fiscal Quarters”) were prepared on a going concern basis, as we have identified conditions and events that raise substantial doubt about our ability to continue as a going concern within one year after the date that the applicable financial statements were issued. Pursuant to our Facility Agreement, dated as of May 11, 2016, among us, our subsidiary guarantors party thereto, Deerfield Private Design Fund III, L.P. and Deerfield Partners, L.P., as lenders, and Deerfield MGMT, L.P., as collateral agent, as amended (the “Deerfield Facility Agreement”), no financial statements delivered by us may contain any explanatory paragraph expressing substantial doubt as to going concern status (a “Going Concern Exception”; and the requirement that there be no such Going Concern Exception, the “Going Concern Condition”). In August and November 2020, we and our subsidiary guarantors entered into a Limited Waiver with the lenders and the collateral agent, pursuant to which, such lenders and collateral agent waived the Going Concern Condition solely with respect to the Subject Fiscal Quarters and solely during the period commencing on the issuance dates of the applicable financial statements and ending on the earliest to occur of (i) the date on which the annual financial statements for the year ending December 31, 2020 are filed with the SEC, (ii) March 31, 2021, and (iii) the first date following the waiver on which an Event of Default, as defined in the Deerfield Facility Agreement, has occurred and is continuing (other than, for the avoidance of doubt, an Event of Default arising solely as a result of our failure to satisfy the Going Concern Condition with respect to the Subject Fiscal Quarter).

In connection with the Merger Agreement and the transactions contemplated thereby, we entered into a limited waiver with the lenders and collateral agent under the Deerfield Facility Agreement. Under this limited waiver, such lenders and collateral agent agreed to extend the duration of the waivers described above until the earlier of (A) the first date following the waiver on which an Event of Default, as defined in the Deerfield Facility Agreement, has occurred and is continuing (other than, for the avoidance of doubt, an Event of Default arising solely as a result of our failure to satisfy the Going Concern Condition with respect to the applicable Subject Fiscal Quarter) and (B) the earliest to occur of (i) the consummation of the Merger, (ii) any termination of the Merger Agreement, and (iii) September 10, 2021 (such earliest date, the “Merger-Related Termination Date”) (such ending date, the “Waiver Period Ending Date”). In addition, if our financial statements for the period ending December 31, 2020, March 31, 2021 or June 30, 2021 (the “Additional Subject Fiscal Quarters”) contain a Going Concern Exception, such lenders and collateral agent agreed to waive the Going Concern Condition with respect to any applicable Additional Subject Fiscal Quarters solely during the period commencing on the issuance dates of the applicable financial statements for such Additional Subject Fiscal Quarters and ending on the Waiver Period Ending Date.

In addition, we entered into a limited waiver with our lenders and agent under the Loan and Security Agreement, dated as of October 2, 2019, by and between Neos, Neos Therapeutics Brands, LLC and Neos Therapeutics, LP, as borrowers, Neos Therapeutics Commercial, LLC and PharmaFab Texas, LLC, as Loan Party Obligors, Encina Business Credit, LLC, as agent, and lenders listed therein as lenders (the “Encina Facility Agreement”). Pursuant to this limited waiver, such lenders and agent agreed to irrevocably waive all breaches, defaults and events of default under the Encina Facility Agreement solely to the extent resulting from the inclusion of a going concern qualification in our financial statements for the fiscal year ending December 31, 2020. Such waiver will terminate and be of no further force and effect upon the termination of the Encina Commitment Letter.

The foregoing description of the limited waivers is not complete and is qualified in its entirety by reference to the limited waiver under the Deerfield Facility Agreement, which is filed as Exhibit 10.6 hereto, and the limited waiver under the Encina Facility Agreement, which is filed as Exhibit 10.8 hereto, and both of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Aytu is scheduled to make presentations to investors and other parties on or after December 10, 2020 to discuss the proposed merger, the Merger Agreement and the business of Aytu and Neos. A copy of a presentation used in connection with such discussions is attached as Exhibit 99.1 hereto. Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the presentation shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such a filing.

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of December 10, 2020, by and among Neos, Aytu, and Merger Sub, Inc.  In connection with the proposed merger transaction, Aytu expects to file with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Aytu and Neos that also constitutes a prospectus of Aytu, which joint proxy statement/prospectus will be mailed or otherwise disseminated to Aytu stockholders and Neos stockholders when it becomes available. Aytu and Neos also plan to file other relevant documents with the SEC regarding the proposed merger transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents (if and when they become available) filed by Aytu or Neos with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Aytu with the SEC will be available free of charge on Aytu’s website at www.aytubio.com or by contacting Aytu’s Investor Relations at james@haydenir.com. Copies of the documents filed by Neos with the SEC will be available free of charge on Neos’ website at investors.neostx.com or by contacting Neos’ Investor Relations at (972) 408-1300.

Certain Information Regarding Participants

Aytu and Neos and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. You can find information about Aytu’s executive officers and directors in Aytu’s definitive proxy statement filed with the SEC on March 4, 2020 in connection with Aytu’s 2020 annual meeting of stockholders. You can find information about Neos’ executive officers and directors in Neos’ definitive proxy statement filed with the SEC on April 21, 2020 in connection with Neos’ 2020 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Aytu or Neos using the sources indicated above.

No Offer or Solicitation

This communication does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor a solicitation of any vote or approval with respect to the proposed merger transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”) and otherwise in accordance with applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this communication, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this presentation, are forward-looking statements, including but not limited to any statements regarding the expected timetable for completing the proposed merger transaction, the results, effects, benefits and synergies of the proposed merger transaction, future, opportunities for the combined company, future financial performance and condition, the executive and board structure of Aytu, guidance and any other statements regarding Aytu’s or Neos’ future expectations, beliefs plans, objectives, financial conditions, assumptions or future events or performance. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the outcome of any legal proceedings that may be instituted against the companies and others related to the proposed merger transaction;  unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Aytu and Neos; the effects of the business combination of Aytu and Neos, including the combined company's future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; risks relating to gaining market acceptance of our products, obtaining reimbursement by third-party payors, the potential future commercialization of the combined company's product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of the combined company's ongoing and future clinical trials, the anticipated designs of the combined company's future clinical trials, anticipated future regulatory submissions and events, the combined company's anticipated future cash position and future events under current and potential future collaboration; risks associated with the companies’ ability to obtain the stockholder approvals required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; and those additional risks and factors discussed in reports filed with the SEC by Aytu and Neos from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q and in the other reports and documents each company files with the SEC from time to time. In addition, the forward-looking statements included in this communication represent the views of Aytu and Neos only as of the date hereof, and subsequent events and developments may cause the views of Aytu and Neos to change. However, while Aytu and Neos may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1*	Agreement and Plan of Merger, dated as of December 10, by and among Neos, Therapeutics, Inc., Aytu BioScience, Inc. and Neutron Acquisition Sub, Inc.
10.1	Form of Parent Stockholder Voting Agreement.
10.2	Form of Company Stockholder Voting Agreement.
10.3	Commitment Letter, dated as of December 10, 2020, by and between Aytu BioScience, Inc. and Neos Therapeutics, Inc.
10.4	Form of Unsecured Convertible Promissory Note, by and between Neos and Aytu
10.5	Deerfield Consent Letter, dated as of December 10, 2020, by and among Aytu, Neos and the Deerfield Lenders
10.6	Limited Waiver, dated as of December 10, 2020, by and between Neos and the Deerfield Lenders
10.7	Commitment Letter, dated as of December 10, 2020, by and between Encina, Encina Business Credit SPV, LLC, Neos and Aytu.
10.8	Limited Waiver to Loan and Security Agreement, dated as of December 10, 2020, by and between Neos, Encina and Encina Business Credit SPV, LLC
99.1	Investor Presentation titled “Aytu BioScience to Acquire Neos Therapeutics, Inc.” dated December 10, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Neos Therapeutics, Inc.

Date: December 11, 2020	By:	/s/ Richard I. Eisenstadt
	Name:	Richard I. Eisenstadt
	Title:	Chief Financial Officer